Exhibit 99.1

Pinterest Announces $1 Billion Strategic Investment from Elliott and $2 Billion of Near-Term Share Repurchases

Board of Directors authorizes new $3.5 billion share repurchase program

$2.0 billion of near-term share repurchases to consist of $1.0 billion accelerated share repurchase and $1.0 billion of intended open-market share repurchases

SAN FRANCISCO, Calif. – March 3, 2026 – Pinterest, Inc. (NYSE: PINS) (“Pinterest” or the “Company”) today announced that affiliates of Elliott Investment Management, L.P. (“Elliott”), are investing $1.0 billion in Pinterest. Pinterest expects to use the proceeds from Elliott’s investment to repurchase shares of its Class A common stock via a $1.0 billion accelerated share repurchase (“ASR”) agreement.

The ASR and future share repurchases will be conducted under a new $3.5 billion share repurchase program authorized by Pinterest’s Board of Directors, effective today. In addition to the ASR, Pinterest intends to repurchase up to an additional $500 million in shares from cash on hand pursuant to a 10b5-1 trading plan, subject to terms and conditions of the plan, market conditions and management discretion. Year-to-date, Pinterest has completed $473 million in share repurchases under a prior share repurchase program authorized in November 2024. In total, the $1.0 billion ASR, the intended $500 million of additional repurchases under the Rule 10b5-1 trading plan, and the $473 million of repurchases completed year-to-date represent approximately $2.0 billion of aggregate share repurchases expected in the first half of 2026.

“We delivered record revenue in 2025, with users reaching all-time highs for ten consecutive quarters and more than 80 billion monthly searches on our platform, as we continue to deliver strong innovation in visual search using AI. We are excited to continue our partnership with Elliott for the next phase of Pinterest’s growth. Elliott’s investment is a strong vote of confidence in the work we have done to build our business and the significant opportunities ahead for Pinterest,” said Bill Ready, Chief Executive Officer of Pinterest. “Today’s repurchase announcement reflects our belief that our current share price undervalues the strength of our business and the significant long-term growth opportunity ahead.”

“We have been steadfast supporters of Pinterest since we first invested in 2022, and have strong conviction in the Company’s trajectory,” said Marc Steinberg, Partner at Elliott and a member of Pinterest’s Board of Directors. “We are excited to meaningfully increase our investment in the Company and deepen our partnership with Pinterest. We see substantial opportunity ahead for the Company, and I look forward to continuing to work with Bill and the Board to drive Pinterest’s success.”

Terms of the Elliott Investment

Under the terms of the investment, Elliott will purchase $1.0 billion in aggregate principal amount of Pinterest’s convertible senior notes (the “Notes”). The Notes will have an initial conversion price of approximately $22.72 per share of Pinterest’s Class A common stock, subject to customary anti-dilution and other adjustments. The initial conversion price represents a 30% premium to the closing price of the Company’s Class A common stock on March 2, 2026. The Notes will mature on March 1, 2031, unless earlier repurchased, redeemed or converted. The Notes will bear interest at 1.75% per year.

Share Repurchase Program

Pinterest’s Board of Directors authorized a share repurchase program to repurchase up to $3.5 billion of the Company’s Class A common stock, replacing its existing share repurchase program.

Purchases may be made from time to time using a variety of methods at the Company’s discretion, which may include open market purchases, accelerated share repurchases, privately negotiated transactions or otherwise. The share repurchase program has no time limit and may be suspended or discontinued at any time.

On March 5, 2026, the Company will pay $1.0 billion under the ASR agreement and expects to receive an initial delivery of approximately 80% of the total shares of the Company’s Class A common stock that are expected to be repurchased under the ASR agreement. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s Class A common stock on specified dates during the term of the ASR agreement, less a discount and subject to customary adjustments under the terms and conditions of the ASR agreement. After giving effect to the ASR, the remaining authorization under the share repurchase program will be $2.5 billion.

The transactions under the ASR agreement are expected to be completed by no later than the second quarter of 2026.

Additional information regarding today’s announcements can be found in a Form 8-K that Pinterest will file with the U.S. Securities and Exchange Commission.

Advisors

Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Pinterest in connection with the Elliott investment. Wachtell, Lipton, Rosen & Katz is serving as Pinterest’s legal advisor. Davis Polk & Wardwell LLP is serving as legal advisor to Elliott.

About Pinterest

Pinterest is a visual search and discovery platform where people find inspiration, curate ideas and shop products—all in a positive place online. Headquartered in San Francisco, Pinterest has over 600 million monthly active users worldwide.

Press

Tessa Chen

press@pinterest.com

Investor Relations

Andrew Somberg

ir@pinterest.com

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “can,” “intends,” “plans,” “targets,” “forecasts,” “anticipates,” “looking ahead,” “long-term” and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; the Company’s financial performance, including revenue, cost and expenses and cash flows; the Company’s ability to attract, retain and recover users and maintain and grow their level of engagement; the Company’s ability to provide content that is useful and relevant to users’ personal taste and interests; the Company’s ability to develop successful new products or improve existing ones; the Company’s ability to maintain and enhance the Company’s brand and reputation; potential harm caused by compromises in security, including the

Company’s cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines’ methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; the Company’s ability to compete effectively in the Company’s industry; the Company’s ability to scale the Company’s business, including the Company’s monetization efforts; the Company’s ability to attract and retain advertisers and scale the Company’s revenue model; the Company’s ability to attract and retain creators and publishers that create relevant and engaging content; the Company’s ability to develop effective products and tools for advertisers, including measurement tools; the Company’s ability to expand and monetize the Company’s platform internationally; the Company’s ability to effectively manage the growth of the Company’s business; the Company’s ability to continue to use and develop artificial intelligence (“AI”) as well as managing the challenges and risks posed by AI; the Company’s ability to successfully manage the Company’s flexible work model with a more distributed workforce; the Company’s ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits the Company expects; fluctuations in the Company’s operating results; the Company’s ability to raise additional capital on favorable terms or at all; the Company’s ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; the Company’s ability to protect the Company’s intellectual property; the Company’s ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving the Company; the Company’s ability to comply with modified or new laws and regulations applying to the Company’s business, and potential harm to the Company’s business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to the Company’s business; disruption of, degradation in or interference with the Company’s use of Amazon Web Services and the Company’s infrastructure; the Company’s ability to implement the Company’s restructuring plan effectively; and the Company’s ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is available on the Company’s investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this press release is as of the date of this press release. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date of this press release. The Company undertakes no duty to update this information unless required by law.